Exhibit 8.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

June 23, 2023

World Wrestling Entertainment, Inc.

1241 East Main Street

Stamford, CT 06902

Ladies and Gentlemen:

We have acted as U.S. federal income tax counsel to World Wrestling Entertainment, Inc. (“WWE”) in connection with the Transaction Agreement dated as of April 2, 2023 (“Transaction Agreement”) by and among WWE, New Whale Inc. (“New PubCo”) and Endeavor Group Holdings, Inc (“EDR”). Pursuant to the Transaction Agreement, Whale Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of New PubCo, will be merged with and into WWE, with WWE surviving as a wholly owned subsidiary of New PubCo, followed by the conversion of WWE into a Delaware limited liability company (the “Conversion”). All capitalized terms used herein have their respective meanings set forth in the Transaction Agreement unless otherwise stated.

In rendering the opinion expressed herein (the “Opinion”) , we have reviewed (i) the Transaction Agreement, (ii) the Registration Statement on Form S-4 (the “Registration Statement”), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), (iii) the representation letter of WWE dated the date hereof delivered to us for purposes of the Opinion (the “Representation Letter”), and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for our Opinion set forth herein.

In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; all such documents have been or will be duly executed to the extent required; all representations and statements set forth in such documents are true and correct; any representation or statement made as a belief or made “to the knowledge of,” or similarly qualified is correct and accurate without such qualification; and all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. Our Opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements, representations and covenants made by WWE, including those set forth in the Representation Letter. Our Opinion further assumes that the Transaction Agreement incorporates all the agreements and understanding among the parties related to the Merger and Conversion.

Based upon and subject to the foregoing, we are of the opinion that the Merger and Conversion, taken together, will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Additionally, we confirm that the statements set forth in the Registration Statement under the heading “Material United States Federal Income Tax Consequences-WWE Class A Common Stock ” subject to the limitations and qualifications set forth herein and therein, constitute our opinion as to the material U.S. federal income tax consequences of the Merger and Conversion, taken together, to U.S. holders of WWE class A common stock.

This Opinion is based on various Code provisions, Treasury Regulations promulgated under the Code and interpretations thereof by the Internal Revenue Service (the “IRS”) and the courts having jurisdiction over such matters, all as they exist on the date hereof and all of which are subject to change either prospectively or retroactively. A change in any of the authorities upon which our Opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Proxy Statement/Prospectus, could affect our conclusions stated herein. Additionally, our Opinion is not binding on the IRS or the courts; accordingly, the IRS may assert a position contrary to our Opinion, and a court may agree with the IRS’s position.

We express no opinion as to any federal income tax issue or other matter except that set forth above. Our Opinion is being delivered prior to the Merger and Conversion and therefore is prospective and dependent on future events. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our Opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

We are furnishing this Opinion to WWE solely in connection with the Merger and Conversion and the Registration Statements We hereby consent to the filing of a copy of this Opinion with the Registration Statement and to the reference to our firm contained in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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